Exhibit 99(a)(5)(xxiii)

Certificate of Translation

State of New York	)
	)	SS:
County of New York	)

I, the undersigned, August Minke, hereby certify that I am fluent in the English and Dutch languages; that I have translated, transcribed, review and/or edited the following Dutch source file.

KPN00030125

I certify that, to the best of my knowledge, ability and belief the same is a true and complete translation/transcription of the documents presented to me.

                            /s/ August Minke
                             August Minke

Sworn to before me on this
28th day of September, 2009

/s/ ANGEL ARIAS
Notary Public

ANGEL ARIAS
Notary Public, State of New York
No. 01AR5040048
Qualified in Queens County
Certificate Filed in New York County
Commission Expires March 6, 2011

From: Rodenburg, J.J. (Jan) (KNPCC M&A Management)
Sent:  Tuesday, July 07, 2009 2:56:41 PM
To:  House, M. (Matthew) (KPNCC M&A Management)
Subject: 090707 Comparison W&O and M&A.xls

Attachments: 090707 Comparison W&O and M&A.xls

Matthew,

Attached is the comparison between plan, W&O and M&A.

Regards,

 Jan

From Rodenburg, J.J. (Jan) (KPNCC M&A Management)
Sent:  Tuesday, July 07, 2009 2:56:41 PM
To: House, M. (Matthew) (KPNCC M&A Management)
Subject: 090707 Comparison W&O and M&A.xls

Attachments: 090707 Comparison W&O and M&A.xls

Matthew,

Bijgaand de comparison tussen plan, W&O en M&A

Groeten,

Jan

Confidential	KPN00030125

AUTOPATH Mergers and Acquisitions

	A	B	C	D	E	F	G	H	I	J	K	L	M
1													
2		£ m					Celtic plan '09E	W&O '09E	M&A '09E		M&A '10E	W&O '10E	W&O '10E with outs.
3													
4		Minutes of use					24.1	22.0	20.7		22.2	23.5	24.0
5			of which outsourcing										2.7
6													
7		Average revenue per minute					0.0545	0.0503	0.0551		0.0535	0.0476	0.0478
8													
9		Average cost per minute					0.0452	0.0525	[illegible]		0.0397	0.0439	0.0427
10													
11		Average margin per minute					0.0093	0.0079	0.0058		0.0038	0.0046	0.0052
12													
13		Revenues					1,315	1,106	1,051		1,428	1,114	1,154
14													
15		COGS					1,185	970	894		936	858	(1,046)
16													
17		Gross profit					126	137	123		117	123	108
18			Margin				9.8%	11.5%	12.0%		11.4%	11.0%	10.7%
19													
20		Opex					61	30	56		70	56	46
21													
22		EBITDA					37	37	39		35	32	41
23			Margin				2.8%	3.4%	3.5%		2.4%	2.9%	3.6%
24													
25		D&A					28	36	32		31	38	36
26													
27		Capex					(15)	(15)	(13)		(13)	(15)	(24)

Confidential KPN00030126

Mergers and Acquisitions Celtic plan W&O ‘10E ‘09E W&O ‘09E M&A 09E M&A ‘10E W&O ‘10E with outs.  Strictly private and confidential Page 1 of 1 Print date: AUTODATE Confidential KPN00030126